EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Express, Inc. (the “Company”) on Form 10-Q for the quarterly period ended October 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Michael A. Weiss, President and Chief Executive Officer of the Company, and Matthew C. Moellering, Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

Date: December 3, 2010

/s/ Michael A. Weiss
Michael A. Weiss
President and Chief Executive Officer

/s/ Matthew C. Moellering
Matthew C. Moellering
Executive Vice President, Chief Administrative Officer,
Chief Financial Officer, Treasurer and Secretary

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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